Morris Publishing Group Receives court
approval of critical first-day motions

Operations Continue without Interruption; No Impact to Readers, Advertisers, Employees

Confirmation Hearing Set for February 17

AUGUSTA, GA — JANUARY 19, 2010 — Morris Publishing Group announced today that, as part of its financial restructuring, the company has received Court approval to continue business operations without interruption.

Judge John Dalis of the U.S. Bankruptcy Court in Augusta granted critical “first-day” motions that allow the company to continue paying wages and benefits to employees and to continue covering both pre- and post-petition obligations to suppliers and customers. The court also granted the company authority to continue using its cash to fund its operating expenses.

“We are gratified that the Court approved these critical motions, ensuring that our customers, employees and suppliers will see no change in our business operations,” said William S. Morris III, chairman of Morris Publishing. “This allows us to complete the final step in our debt restructuring without any noticeable impact to our newspapers. Just as important, it saves thousands of jobs and enables us to continue to operate our business with the same high standards we have for three generations.”

The Court set a deadline of Feb. 10 for objections to the Plan and Disclosure Statement, and scheduled a confirmation hearing on the reorganization plan for Feb. 17.

Mark A. Berkoff, a partner with Morris Publishing’s legal counsel Neal, Gerber & Eisenberg LLP, said he expected the Morris restructuring “will be one of the fastest newspaper reorganizations in U.S. history.”

With the overwhelming support of its bondholders, Morris Publishing filed a prepackaged plan of reorganization on Tuesday. The company is asking the Court to approve a plan that will reduce bondholder debt through the issuance of $100 million of new second lien secured notes due in 2014 in exchange for the cancellation of approximately $278.5 million principal amount of outstanding senior subordinated notes due 2013 plus accrued interest.

Holders of approximately 93 percent of the existing notes who voted, voted to support the pre-packaged reorganization plan.

Morris Publishing Group, LLC, is a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information on the company’s restructuring, visit Morris Publishing’s website, www.morrisrestructures.com.

About Morris Publishing
Morris Publishing Group was formed in 2001 and assumed the operations of the newspaper business segment of its former parent, Morris Communications Company. The company has a concentrated presence in the Southeast, with four signature holdings: The Florida Times-Union (Jacksonville), The Augusta Chronicle, the Savannah (Ga.) Morning News and the Athens (Ga.) Banner-Herald. Morris Publishing Group’s other nine daily newspapers are: Amarillo (Texas) Globe-News; Bluffton (S.C.) Today; Brainerd (Minn.) Dispatch; Juneau(Alaska) Empire; Log Cabin Democrat, Conway, Ark.; Lubbock (Texas) Avalanche-Journal; Peninsula Clarion, Kenai, Alaska; The St. Augustine (Fla.) Record; The Topeka (Kan.) Capital-Journal. Morris Publishing also has 13 non-daily newspapers, five free community newspapers and three city magazines.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and while we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the Company may need to seek protection under the United States Bankruptcy Code, and the risk that the Company will be otherwise unsuccessful in its efforts to effectuate a comprehensive restructuring of its businesses. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Contact:

Sitrick And Company, for Morris Publishing Group

Sandra Sternberg
310-788-2850
or
Dave Satterfield
408-802-6767